Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-234567

PROSPECTUS

9,473,691 Shares

Common Stock

This prospectus relates to the proposed resale from time to time of up to 9,473,691 shares of our common stock, par value $0.01 per share, by the selling stockholders named herein, together with any additional selling stockholders listed in a prospectus supplement (together with any of such selling stockholders’ transferees, pledgees, donees or successors). Our registration of the common stock covered by this prospectus does not require the selling stockholders to offer or sell any of their shares of our common stock.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for any underwriting discounts, selling commissions and brokerage fees related to the offer and sale of their shares of our common stock.

The selling stockholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares of our common stock and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares of the common stock. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of the common stock.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “STRM.” On November 20, 2019, the closing price of our common stock was $1.25 per share.

Investing in shares of our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 1 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2019.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, certain selling stockholders may from time to time sell the shares of our common stock described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement(s) may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement(s). You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” before deciding to invest in any shares of our common stock being offered.

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or any free writing prospectus that we have authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The shares of our common stock are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

For purposes of this prospectus, references to the terms “Streamline,” the “Company,” “we,” “us” and “our” refer to Streamline Health Solutions, Inc., a Delaware corporation, and its subsidiary unless the context otherwise requires.

OUR COMPANY

We are a leading provider of integrated solutions, technology-enabled services and analytics to support revenue cycle optimization for healthcare enterprises throughout the United States and Canada. The focus of our SaaS-based healthcare information technology is to help optimize mid-revenue cycle processes for providers, from charge capture to bill drop. We work with our clients as full-service revenue integrity partners organization-wide. Our eValuator™ pre-bill coding analysis platform enables hospitals, clinics and physician practices to analyze every coded patient record before it is billed to payors, improving revenue integrity and decreasing denials. Our comprehensive suite of solutions and services includes: enterprise content management, business analytics, integrated workflow systems, clinical documentation improvement, automated pre-bill coding analysis and pre- or post-bill manual auditing services.

We are incorporated under the laws of the State of Delaware. Our executive office is located at 1175 Peachtree Street, NE, 10th Floor, Atlanta, Georgia 30361. Our telephone number is (888) 997-8732. Our website is http://www.streamlinehealth.net. Information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before acquiring any of our common stock, you should read and carefully consider the risks and uncertainties discussed under the sections titled Risk Factors contained in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and the other information contained in or incorporated by reference into this prospectus, as updated, amended or superseded by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the common stock. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the Commission pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” herein. Each of the risks described could result in a material decrease in the value of our common stock and, accordingly, your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and any accompanying prospectus supplement that are not statements of historical or current facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Certain of these risks and uncertainties are discussed under the heading “Risk Factors” above and may, from time to time, be discussed in our other filings with the Commission.

In addition to statements that explicitly describe such risks and uncertainties, statements using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions also are forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. The forward-looking statements we make are not guarantees of future performance, and we have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or historical earnings levels. Forward-looking statements may include statements as to our beliefs and expectations as to future events and trends affecting our business. Forward-looking statements are based upon our current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside of our control.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those reflected in or suggested by forward-looking statements. Any forward-looking statement you read in this prospectus and any accompanying prospectus supplement reflects our views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should specifically consider the factors identified or referred to in this prospectus, any accompanying prospectus supplement and our filings with the Commission, and any subsequent annual, quarterly or current report that is incorporated by reference into this prospectus, which could cause actual results to differ from those referred to in forward-looking statements.

Any forward-looking statements are based on our beliefs and assumptions, using information currently available to us. Except as required by law, we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our periodic reports to the Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and any accompanying prospectus supplement.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. The selling stockholders are responsible for any underwriting discounts or selling commissions and brokerage fees related to and will receive all of the proceeds from the offer and sale of their shares of our common stock. See “Selling Stockholders”.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is based upon our Certificate of Incorporation, as amended to date (the “Charter”), our Bylaws, as amended to date (the “Bylaws”), and applicable provisions of Delaware law, in each case as currently in effect. The following description is only a summary of the material provisions of our common stock set forth in our Charter and our Bylaws, each as in effect as of the date of this prospectus, does not purport to be complete and is qualified in its entirety by reference to such documents, the information regarding our common stock incorporated by reference herein from our filings with the Commission and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). The documents governing our common stock have been filed as exhibits to the Registration Statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 45,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

As of November 6, 2019, we had 30,744,847 shares of common stock and no shares of preferred stock outstanding.

The following description of our common stock does not purport to be complete and is subject to and qualified by our Charter, our Bylaws and the applicable provisions of the DGCL, each as in effect as of the date of this prospectus.

Common Stock

Nasdaq Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “STRM”.

Voting. Common stockholders are entitled to one (1) vote per share for the election of directors and on all other matters that require stockholder approval, subject in all cases to the rights of any outstanding preferred stock, if any. Holders of our common stock do not have cumulative voting rights.

Dividends and Other Distributions. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds legally available therefor. We do not currently pay cash dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of the Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board of Directors, including the applicable requirements of the DGCL, which provides that dividends are payable only out of surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time.

Merger, Consolidation or Sale of Assets. Subject to any preferential rights of any outstanding preferred stock, if any, holders of our common stock shall be entitled to receive all cash, securities and other property received by us pro rata on the basis of the number of shares of common stock held by each of them in any of the following situations: (1) our merger or consolidation with or into another corporation in which we do not survive, (2) the sale or transfer of all or substantially all of our assets to another entity or (3) a merger or consolidation in which we are the surviving entity but the common stock shall be exchanged for stock, securities or property of another entity.

Distribution on Dissolution. After payment or provision for all liabilities, and subject to any preferential rights of any outstanding preferred stock, if any, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive a portion of the remaining funds to be distributed. Such funds shall be paid to the holders of our common stock pro rata on the basis of the number of shares of common stock held by each of them.

Other Rights. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. Holders of our common stock do not have any preemptive rights enabling such holder to purchase, subscribe for or receive shares of any class of our common stock or any other securities convertible into shares of any class of our common stock or any redemption rights.

All outstanding shares of our common stock are fully paid and non-assessable.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, those of the holders of preferred stock, and will be subject to those of the holders of any shares of our preferred stock that we may issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc., 250 Royall Street, Canton, Massachusetts 02021.

Limitation of Director Liability

Our Charter contains a provision that limits the liability of our directors as permitted under Section 102(b)(7) of the DGCL. The provision eliminates a director’s personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to us or our stockholders, (B) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (C) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the DGCL or (D) for any transaction from which the director derives an improper personal benefit.

Delaware Anti-Takeover Law and Provisions of our Charter and Bylaws

Delaware Anti-Takeover Law. We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless:

•                                          prior to the date of such business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                                          upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers of the corporation and (b) shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                                          on or subsequent to the date of such business combination, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•                                          any merger or consolidation involving the corporation and the interested stockholder or any merger or consolidation involving the corporation and another entity that is caused by the interested stockholder;

•                                          any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving the interested stockholder of ten percent (10%) or more of the assets of the corporation;

•                                          subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                                          any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•                                          any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning fifteen percent (15%) or more of the outstanding voting stock of the corporation and any affiliate or associate of such entity or person.

Our Charter and Bylaws. Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Charter and Bylaws:

•                                          permit our Board of Directors to issue up to 5,000,000 shares of preferred stock, with such designations, powers, preferences and rights as our Board of Directors may authorize (including the right to approve an acquisition or other change in control);

•                                          provide that the authorized number of directors may be changed only by the Board of Directors;

•                                          provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

•                                          do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment or repeal of any of these provisions of our Charter would require approval of not less than 66 2/3% of our then outstanding shares of capital stock entitled to vote on such amendment. Our Bylaws may also be amended by affirmative vote of a majority of the entire Board of Directors.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 9,473,691 shares of our common stock for their own account (the “Shares”). The selling stockholders may sell some, all or none of their Shares. We do not know how long the selling stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the Shares. The Shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within sixty (60) days.

We are registering the offer and sale of the Shares to satisfy certain registration obligations that we granted the selling stockholders in connection with the purchase of the Shares. Pursuant to a registration rights agreement we entered into in connection with such transaction, we have agreed to keep the Registration Statement, of which this prospectus forms a part, effective until the date that all Shares subject to the registration rights agreements and covered by this Registration Statement (i) have been sold hereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold under Rule 144 under the Securities Act.

The following table sets forth (i) the name of each selling stockholder, (ii) the number of shares beneficially owned by each of the respective selling stockholder, excluding the Shares (or, “Prior to this Offering”), and (iii) the number of shares beneficially owned by each of the respective selling stockholders, including the Shares (or, “After this Offering”).

To our knowledge, none of the selling stockholders has, or during the three (3) years prior to the date of this prospectus has had, any position, office or other material relationships with us or any of our affiliates, except that (i) Wyche T. “Tee” Green, III is the managing member of 121G, LLC, and our President, Chief Executive Officer and Chairman of our Board of Directors; (ii) Kenan H. Lucas is Managing Director and Portfolio Manager of Harbert Discovery Fund, LP, and a member of our Board of Directors, (iii) Jonathan R. Phillips is a member of our Board of Directors, and (iv) Judith E. Starkey is a member of our Board of Directors. To our knowledge, none of the selling stockholders are broker-dealers, nor at the time of the acquisition did any selling stockholders have direct or indirect agreements or understandings with any person to distribute any common stock, including the Shares.

The information set forth in the table below is based upon information obtained from the selling stockholders. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 30,744,847 shares of our common stock outstanding as of November 6, 2019.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Shares in any non-sale transfer after the date of this prospectus.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership After this Offering
Name of Selling Stockholder	Number of Shares	Percent of Outstanding Common Stock	Number of Shares Being Offered	Number of Shares(1)	Percent of Outstanding Common Stock(1)
121G, LLC(2)	794,787	2.6%	343,137	451,650	1.5%
G2 Investment Partners LP(3)	156,466	*	156,466	0	*
G2 Investment Partners QP LP(4)	543,534	1.8%	543,534	0	*
GCI Partners Opportunity Fund LP(5)	770,971	2.5%	539,216	231,755	*
Niraj Gupta	1,904,961	6.2%	245,097	1,659,864	5.4%
Harbert Discovery Fund, LP(6)	3,341,637	10.9%	1,500,000	1,841,637	6.0%
Kevin P. Harris	49,020	*	49,020	0	*
Invenire Partners, LP(7)	553,863	1.8%	150,000	403,863	1.3%
John Carter Lipman	49,020	*	49,020	0	*
Laurence Lytton	392,156	1.3%	392,156	0	*
Marathon Micro Fund LP(8)	588,235	1.9%	588,235	0	*
Nantahala Capital Partners Limited Partnership(9)	182,488	*	23,885	158,603	*
Nantahala Capital Partners II Limited Partnership (9)	487,035	1.6%	311,862	175,173	*
Nantahala Capital Partners SI, LP(9)	1,269,885	4.1%	451,413	818,472	2.7%
NCP QR LP(9)	206,142	*	206,142	0	*
Northern Valley Partners, LLC(10)	98,039	*	98,039	0	*
Brian L. Pessin	367,040	1.2%	294,118	72,922	*
Sandra F. Pessin	1,199,624	3.9%	980,391	219,233	*
Jonathan R. Phillips(11)	830,677	2.7%	50,000	780,677	2.5%
Michael Potter	100,942	*	98,039	2,903	*
Judith E. Starkey(12)	375,560	1.2%	100,000	275,560	*
Sylvia Potter Family LP(13)	100,941	*	98,039	2,902	*
Tamarack Global Healthcare Fund, LP(14)	3,598,334	11.7%	1,840,282	1,758,052	5.7%
Tamarack Global Healthcare Fund QP, LP(15)	707,548	2.3%	365,600	341,948	1.1%
All Selling Stockholders	18,668,905	60.7%	9,473,691	9,195,214	29.9%

* Less than one percent.

(1)  For “Beneficial Ownership After this Offering,” (i) the “Number of Shares” column assumes the sale of all shares of common stock offered, and (ii) the “Percent of Outstanding Common Stock” column is based on 30,744,847 shares of our common stock outstanding as of November 6, 2019.

(2)         Wyche T. “Tee” Green, III, is the managing member of 121G, LLC with sole voting and investment control over the securities beneficially owned by 121G, LLC. Mr. Green may be deemed to share beneficial ownership of the securities beneficially owned by 121G, LLC. Also includes (i) 201,650 shares of common stock held directly by Mr. Green and (ii) 250,000 shares of restricted stock over which Mr. Green has sole voting but not investment power.

(3)         Josh Goldberg is the General Partner of G2 Investment Partners LP with sole voting and investment control over the securities beneficially owned by G2 Investment Partners LP. Mr. Goldberg may be deemed to share beneficial ownership of the securities beneficially owned by G2 Investment Partners LP.

(4)         Josh Goldberg is the General Partner of G2 Investment Partners QP LP with sole voting and investment control over the securities beneficially owned by G2 Investment Partners QP LP. Mr. Goldberg may be deemed to share beneficial ownership of the securities beneficially owned by G2 Investment Partners QP LP.

(5)         Niraj A. Gupta is Portfolio Manager of GCI Partners Opportunity Fund LP with sole voting and investment control over the securities beneficially owned by GCI Partners Opportunity Fund LP. Mr.Gupta may be deemed to share beneficial ownership of the securities beneficially owned by GCI Partners Opportunity Fund LP.

(6)         Harbert Discovery Fund, LP (the “Fund”) is deemed to have shared voting and dispositive power over the shares of common stock which it purchases, holds and sells for investment purposes. As further described below, each of Harbert Discovery Fund GP, LLC (the “Fund GP”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), Jack Bryant, Kenan Lucas and Raymond Harbert exercises investment discretion over the funds for the purchase of the shares of common stock purchased by the Fund, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Kenan Lucas is the Managing Director and Portfolio Manager of the Fund GP, which serves as general partner of the Fund. Jack Bryant is a Senior Advisor to the Fund, and a Vice President and Senior Managing Director of HMC. Raymond Harbert is the controlling shareholder, Chairman and Chief Executive Officer of HMC, an alternative asset investment management firm that is the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides the Fund with certain operational and administrative services. The address of the Fund, the Fund GP, HFA, HMC, Mr. Bryant, Mr. Lucas, and Mr. Harbert is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(7)         Chad M. Nelson is the Managing Partner of Invenire Partners, LP with sole voting and investment control over the securities beneficially owned by Invenire Partners, LP. Mr. Nelson may be deemed to share beneficial ownership of the securities beneficially owned by Invenire Partners, LP.

(8)         James G. Kennedy is the Partner of Marathon Micro Fund LP with sole voting and investment control over the securities beneficially owned by Marathon Micro Fund LP. Mr. Kennedy may be deemed to share beneficial ownership of the securities beneficially owned by Marathon Micro Fund LP.

(9)         Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of securities on behalf of these entities, and is a beneficial owner of such securities.  Nantahala Capital Management, LLC beneficially owns an additional 608,049 shares of the Company’s common stock held by advisory clients that are not Selling Stockholders pursuant to this prospectus.  The above shall not be deemed to be an admission by the record owners or these Selling Stockholders that they are themselves beneficial owners of these shares of common stock for purposes of Section 13(d) of the Exchange Act or any other purpose.  Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by such Selling Stockholders.

(10)Michael Potter is the President of Northern Valley Partners, LLC with sole voting and investment control over the securities beneficially owned by Northern Valley Partners, LLC. Mr. Potter may be deemed to share beneficial ownership of the securities beneficially owned by Northern Valley Partners, LLC.

(11)  Includes (i) 776,354 shares of common stock, (ii) 10,000 shares of common stock held by Mr. Phillips’ wife, and (iii) 44,323 shares of restricted stock over which Mr. Phillips has sole voting but not investment power.

(12)  Includes (i) 331,237 shares of common stock and (ii) 44,323 shares of restricted stock over which Ms. Starkey has sole voting but no investment power.

(13)  Michael Potter is the General Partner of Sylvia Potter Family LP with sole voting and investment control over the securities beneficially owned by Sylvia Potter Family LP. Mr. Potter may be deemed to share beneficial ownership of the securities beneficially owned by Sylvia Potter Family LP.

(14)  Justin Ferayorni is the Chief Investment Officer of Tamarack Global Healthcare Fund, LP with sole voting and investment control over the securities beneficially owned by Tamarack Global Healthcare Fund, LP. Mr. Ferayorni may be deemed to share beneficial ownership of the securities beneficially owned by Tamarack Global Healthcare Fund, LP.

(15)  Justin Ferayorni is the Chief Investment Officer of Tamarack Global Healthcare Fund QP, LP with sole voting and investment control over the securities beneficially owned by Tamarack Global Healthcare Fund QP, LP. Mr. Ferayorni may be deemed to share beneficial ownership of the securities beneficially owned by Tamarack Global Healthcare Fund QP, LP.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock.

Each selling stockholder of the common stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market for the common stock or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling their shares:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          settlement of short sales;

•                                          in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per security;

•                                          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                          a combination of any such methods of sale; or

•                                          any other method permitted pursuant to applicable law.

The selling stockholders may also sell their shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the common stock.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares of common stock may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares of common stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Troutman Sanders LLP will pass upon the validity of the shares of common stock offered hereby.

EXPERTS

The consolidated financial statements of Streamline Health Solutions, Inc. and its subsidiary as of January 31, 2019 and 2018 and for the years then ended incorporated in this prospectus by reference from the Streamline Health Solutions, Inc. Annual Report on Form 10-K for the year ended January 31, 2019 have been audited by RSM US LLP (“RSM”), an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for revenue recognition in the year ended January 31, 2019 due to the adoption of Accounting Standards Codification (Topic 606), Revenue from Contracts with Customers), incorporated herein by reference, and have been incorporated in this prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

In April 2019, the Audit Committee of our Board of Directors approved the engagement of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ended January 31, 2020, effective April 23, 2019. The dismissal of RSM was effective April 22, 2019. Additional information regarding the change in our independent registered public accounting firm can be found in our Current Report on Form 8-K dated April 22, 2019, which is incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the Commission, including Streamline. The address of the Commission’s website is www.sec.gov. We maintain a website at www.streamlinehealth.net. Information contained in or accessible through our website is not incorporated by reference and does not constitute a part of this prospectus.

We have filed a registration statement on Form S-3 under the Securities Act with the Commission with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Commission. The registration statement is available for inspection and copying as set forth above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the common stock described in this prospectus (other than information that is furnished and not deemed filed under the Exchange Act).

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the Commission:

•                  our Annual Report on Form 10-K for the fiscal year ended January 31, 2019;

•                  our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2019 and July 31, 2019;

•                  our Current Reports on Form 8-K filed with the Commission on March 13, April 22, May 23, July 29, August 6, October 11, and October 18, 2019;

•                  the information contained in our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 22, 2019 and incorporated into Part III of our Annual Report on Form 10-K for the year ended January 31, 2019; and

•                  the description of our common stock included in Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed with the SEC on December 24, 2015, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Copies of any documents incorporated by reference in this prospectus are available free of charge by written or oral request directed to Streamline Health Solutions, Inc., 1175 Peachtree Street NE, 10th Floor, Atlanta, Georgia 30361, Attention: Investor Relations, telephone: (888) 997-8732.

Common Stock

PROSPECTUS